Forum Energy Technologies Announces
First Quarter 2024 Results, Benefits from Variperm Acquisition
•Revenue: $202 million, 9% sequential increase
•Orders: $204 million and book-to-bill ratio of 101%
•Net loss: $10 million and diluted EPS of $0.85
•Adjusted EBITDA: $26 million, 69% sequential increase
•Operating cash flow and free cash flow: $5 million and $2 million, respectively
•Reaffirms full year 2024 guidance: $100 to $120 million in EBITDA and $40 to $60 million in free cash flow
HOUSTON, TEXAS, May 2, 2024 - Forum Energy Technologies, Inc. (NYSE: FET) today announced first quarter 2024 revenue of $202 million, a 9% sequential increase. Orders grew 28% sequentially to $204 million, with a book-to-bill ratio of 101%. The first quarter 2024 net loss was $10 million, or $0.85 per diluted share, compared to a net loss of $17 million, or $1.64 per diluted share, for the fourth quarter 2023.
First quarter 2024 special items, on a pre-tax basis, included $6 million of transaction expenses related to the Variperm acquisition, $2 million of restructuring and other costs, and $1 million of foreign exchange loss. Excluding special items of $0.73 per diluted share, the quarter's adjusted net loss was $0.12 per diluted share compared to the fourth quarter 2023 adjusted net loss of $0.39 per diluted share. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
In the first quarter 2024, following the Variperm acquisition, we aligned our reportable segments with business activity drivers, our customer base, and the manner in which we review and evaluate operating performance. FET now operates in the following two reportable segments: (1) Drilling and Completions and (2) Artificial Lift and Downhole. Please see the attached supplemental schedules for the product lines making up each segment. Our historical results of operations were recast retrospectively to reflect these changes in accordance with U.S. GAAP.
Neal Lux, President and Chief Executive Officer, remarked, “This quarter our financial results demonstrate Variperm’s transformational impact. Sequentially, we grew revenue 9%, increased EBITDA 69% and expanded EBITDA margins by 460 basis points.

“The integration of Variperm is going well. Variperm’s first quarter results were generally in line with our expectations, but slightly lower than the historical run rate. As outlined in February, we forecast a softer Canadian market in the first half of 2024, driven by uncertainty with the Trans Mountain Express pipeline and seasonal break up. However, we anticipate stronger oil sands activity in the back half of the year.
“We increased free cash flow by $26 million on a year-over-year basis through Variperm’s contribution and working capital management. Generating free cash flow remains a top priority. In addition to reducing net leverage, it provides flexibility to evaluate further growth options and return cash to shareholders.
“Our 2024 market outlook remains unchanged. Therefore, we reaffirm our full year 2024 guidance of $100 to $120 million in adjusted EBITDA and free cash flow between $40 and $60 million. We anticipate second quarter adjusted EBITDA in the range of $24 to $28 million, with flat U.S. and international market activity, and lower Canadian demand due to the seasonal impact of break up.”
Segment Results (unless otherwise noted, comparisons are first quarter 2024 versus fourth quarter 2023)
Drilling and Completions segment revenue was $119 million, a 6% decrease, primarily related to two ROV projects completed in the fourth quarter 2023, lower demand for drilling capital equipment, and decreased international coiled tubing sales. However, sales for stimulation-related capital equipment, treating iron, and wireline cables increased during the quarter. Orders were $117 million, a 2% increase, primarily due to drilling and hydraulic fracturing demand. Segment adjusted EBITDA was $14 million, a 13% increase, resulting from favorable product mix. The Drilling and Completions segment operations focus primarily on capital equipment and consumable products for global drilling operations, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $83 million, a 42% increase, related to revenue contributed from the acquired Variperm business and an increase in artificial lift and casing equipment sales, partially offset by a decline in sales of our processing equipment and valve products. Orders were $88 million, a 89% increase, primarily related to the addition of Variperm and increased production equipment bookings. Segment Adjusted EBITDA was $18 million, a 107% increase, mainly due to revenue contributed from the acquired Variperm business. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET (Forum Energy Technologies) is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	March 31,		December 31,
(in millions, except per share information)	2024	2023	2023
Revenue	$202.4	$189.0	$185.2
Cost of sales	138.6	136.9	135.5
Gross profit	63.8	52.1	49.7
Operating expenses
Selling, general and administrative expenses	54.7	45.5	45.0
Transaction expenses	5.9	—	2.9
Gain on disposal of assets and other	—	(0.3)	—
Total operating expenses	60.6	45.2	47.9
Operating income	3.2	6.9	1.8
Other expense
Interest expense	8.8	4.5	4.6
Foreign exchange losses and other, net	1.2	3.1	9.1
Total other expense	10.0	7.6	13.7
Loss before income taxes	(6.8)	(0.7)	(11.9)
Income tax expense	3.5	2.8	4.9
Net income (loss) (1)	$(10.3)	$(3.5)	$(16.8)

Weighted average shares outstanding
Basic	12.2	10.2	10.2
Diluted	12.2	10.2	10.2

Loss per share
Basic	$(0.85)	$(0.34)	$(1.64)
Diluted	$(0.85)	$(0.34)	$(1.64)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	March 31,	December 31,
(in millions of dollars)	2024	2023
Assets
Current assets
Cash and cash equivalents	$48.5	$46.2
Accounts receivable—trade, net	162.0	146.7
Inventories, net	303.0	299.6
Other current assets	33.3	37.1
Total current assets	546.8	529.6
Property and equipment, net of accumulated depreciation	87.7	61.4
Operating lease assets	54.8	55.4
Goodwill and other intangible assets, net	324.6	168.0
Other long-term assets	7.5	6.7
Total assets	$1,021.4	$821.1
Liabilities and equity
Current liabilities
Current portion of long-term debt	$5.2	$1.2
Other current liabilities	187.9	203.1
Total current liabilities	193.1	204.3
Long-term debt, net of current portion	282.3	129.6
Other long-term liabilities	99.8	74.5
Total liabilities	575.2	408.4
Total equity	446.2	412.7
Total liabilities and equity	$1,021.4	$821.1

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Three Months Ended March 31,
(in millions of dollars)	2024	2023
Cash flows from operating activities
Net loss	$(10.3)	$(3.5)
Depreciation and amortization	13.8	8.7
Inventory write down	0.5	0.9
Other noncash items and changes in working capital	1.0	(29.2)
Net cash provided by (used in) operating activities	5.0	(23.1)

Cash flows from investing activities
Capital expenditures for property and equipment	(2.9)	(1.1)
Proceeds from sale of property and equipment	0.2	0.3
Payments related to business acquisition	(150.1)	—
Net cash used in investing activities	(152.8)	(0.8)

Cash flows from financing activities
Borrowings of debt	304.8	119.4
Repayments of debt	(148.8)	(94.7)
Repurchases of stock	(1.2)	(5.4)
Deferred financing costs	(3.0)	—
Net cash provided by financing activities	151.8	19.3

Effect of exchange rate changes on cash	(1.7)	0.3
Net increase (decrease) in cash, cash equivalents and restricted cash	$2.3	$(4.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	March 31, 2024	March 31, 2023	December 31, 2023	March 31, 2024	March 31, 2023	December 31, 2023
Revenue
Drilling and Completions	$119.1	$126.8	$126.6	$119.1	$126.8	$126.6
Artificial Lift and Downhole	83.3	62.2	58.6	83.3	62.2	58.6
Eliminations	—	—	—	—	—	—
Total revenue	$202.4	$189.0	$185.2	$202.4	$189.0	$185.2

Operating income (loss)
Drilling and Completions	$4.6	$5.0	$4.0	$5.8	$5.9	$4.7
Operating Margin %	3.9%	3.9%	3.2%	4.9%	4.7%	3.7%
Artificial Lift and Downhole	11.8	8.6	7.4	11.7	8.6	7.4
Operating Margin %	14.2%	13.8%	12.6%	14.0%	13.8%	12.6%
Corporate	(7.3)	(7.0)	(6.7)	(6.9)	(6.8)	(6.7)
Total segment operating income	9.1	6.6	4.7	10.6	7.7	5.4
Other items not in segment operating income (1)	(5.9)	0.3	(2.9)	0.1	0.3	—
Total operating income	$3.2	$6.9	$1.8	$10.7	$8.0	$5.4
Operating Margin %	1.6%	3.7%	1.0%	5.3%	4.2%	2.9%

EBITDA (2)
Drilling and Completions	$13.1	$9.5	$3.8	$13.7	$13.5	$12.1
EBITDA Margin %	11.0%	7.5%	3.0%	11.5%	10.6%	9.6%
Artificial Lift and Downhole	17.7	10.1	8.5	18.0	10.1	8.7
EBITDA Margin %	21.2%	16.2%	14.5%	21.6%	16.2%	14.8%
Corporate	(15.0)	(7.1)	(10.9)	(5.6)	(5.9)	(5.4)
Total EBITDA	$15.8	$12.5	$1.4	$26.1	$17.7	$15.4
EBITDA Margin %	7.8%	6.6%	0.8%	12.9%	9.4%	8.3%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2024	March 31, 2023	December 31, 2023
Orders
Drilling and Completions	$116.6	$121.3	$113.8
Artificial Lift and Downhole	87.8	57.6	46.5
Total orders	$204.4	$178.9	$160.3

Revenue
Drilling and Completions	$119.1	$126.8	$126.6
Artificial Lift and Downhole	83.3	62.2	58.6
Total revenue	$202.4	$189.0	$185.2

Book to bill ratio (1)
Drilling and Completions	0.98	0.96	0.90
Artificial Lift and Downhole	1.05	0.93	0.79
Total book to bill ratio	1.01	0.95	0.87

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	March 31, 2024			March 31, 2023			December 31, 2023
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$3.2	$15.8	$(10.3)	$6.9	$12.5	$(3.5)	$1.8	$1.4	$(16.8)
% of revenue	1.6%	7.8%		3.7%	6.6%		1.0%	0.8%
Restructuring, transaction and other costs	1.6	1.6	1.6	1.1	1.1	1.1	0.7	0.7	0.7
Transaction expenses	5.9	5.9	5.9	—	—	—	2.9	2.9	2.9
Loss (gain) on foreign exchange, net (2)	—	1.3	1.3	—	3.3	3.3	—	9.2	9.2
Stock-based compensation expense	—	1.5	—	—	0.8	—	—	1.2	—
As adjusted (1)	$10.7	$26.1	$(1.5)	$8.0	$17.7	$0.9	$5.4	$15.4	$(4.0)
% of revenue	5.3%	12.9%		4.2%	9.4%		2.9%	8.3%

Diluted shares outstanding as reported			12.2			10.2			10.2
Diluted shares outstanding as adjusted			12.2			10.2			10.2

Diluted EPS - as reported			$(0.85)			$(0.34)			$(1.64)
Diluted EPS - as adjusted			$(0.12)			$0.09			$(0.39)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting Items

	Three months ended
(in millions of dollars)	March 31, 2024	March 31, 2023	December 31, 2023
EBITDA reconciliation (1)
Net loss	$(10.3)	$(3.5)	$(16.8)
Interest expense	8.8	4.5	4.6
Depreciation and amortization	13.8	8.7	8.7
Income tax expense	3.5	2.8	4.9
EBITDA	$15.8	$12.5	$1.4

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting items

	Three months ended
(in millions of dollars)	March 31, 2024	March 31, 2023	December 31, 2023
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$5.0	$(23.1)	$11.3
Capital expenditures for property and equipment	(2.9)	(1.1)	(2.4)
Proceeds from sale of property and equipment	0.2	0.3	—
Free cash flow, before acquisitions	$2.3	$(23.9)	$8.9

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2024		March 31, 2023		December 31, 2023
Revenue	$	%	$	%	$	%
Drilling	$36.5	17.9%	$40.4	21.4%	$41.6	22.5%
Subsea	21.8	10.8%	12.8	6.8%	27.6	14.9%
Stimulation and Intervention	38.6	19.1%	47.3	25.0%	32.1	17.3%
Coiled Tubing	22.2	11.0%	26.3	13.9%	25.3	13.7%
Drilling and Completions	119.1	58.8%	126.8	67.1%	126.6	68.4%

Downhole	52.2	25.8%	23.2	12.3%	21.7	11.7%
Production Equipment	18.5	9.1%	19.9	10.5%	22.7	12.3%
Valve Solutions	12.6	6.3%	19.1	10.1%	14.2	7.6%
Artificial Lift and Downhole	83.3	41.2%	62.2	32.9%	58.6	31.6%
Eliminations	—	—%	—	—%	—	—%

Total revenue	$202.4	100.0%	$189.0	100.0%	$185.2	100.0%

Forum Energy Technologies, Inc.
Supplemental schedule - 2023 segment information provided for segment change
(Unaudited)

	As Reported				As Adjusted (3)
	Three months ended				Three months ended
(in millions of dollars)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue
Drilling and Completions	$126.6	$118.9	$130.3	$126.8	$126.6	$118.9	$130.3	$126.8
Artificial Lift and Downhole	58.6	60.4	55.1	62.2	58.6	60.4	55.1	62.2
Eliminations	—	—	—	—	—	—	—	—
Total revenue	$185.2	$179.3	$185.4	$189.0	$185.2	$179.3	$185.4	$189.0

Operating income (loss)
Drilling and Completions	$4.0	$3.8	$6.6	$5.0	$4.7	$3.7	$6.6	$5.9
Operating Margin %	3.2%	3.2%	5.1%	3.9%	3.7%	3.1%	5.1%	4.7%
Artificial Lift and Downhole	7.4	8.5	7.0	8.6	7.4	8.8	7.2	8.6
Operating Margin %	12.6%	14.1%	12.7%	13.8%	12.6%	14.6%	13.1%	13.8%
Corporate	(6.7)	(6.8)	(6.7)	(7.0)	(6.7)	(6.3)	(6.6)	(6.8)
Total segment operating income	4.7	5.5	6.9	6.6	5.4	6.2	7.2	7.7
Other items not in segment operating income (1)	(2.9)	0.2	(0.5)	0.3	—	0.2	0.3	0.3
Total operating income	$1.8	$5.7	$6.4	$6.9	$5.4	$6.4	$7.5	$8.0
Operating Margin %	1.0%	3.2%	3.5%	3.7%	2.9%	3.6%	4.0%	4.2%

EBITDA (2)
Drilling and Completions	$3.8	$18.4	$8.4	$9.5	$12.1	$11.6	$13.7	$13.5
EBITDA Margin %	3.0%	15.5%	6.4%	7.5%	9.6%	9.8%	10.5%	10.6%
Artificial Lift and Downhole	8.5	10.2	7.4	10.1	8.7	10.1	8.6	10.1
EBITDA Margin %	14.5%	16.9%	13.4%	16.2%	14.8%	16.7%	15.6%	16.2%
Corporate	(10.9)	(5.7)	(7.3)	(7.1)	(5.4)	(5.1)	(4.9)	(5.9)
Total EBITDA	$1.4	$22.9	$8.5	$12.5	$15.4	$16.6	$17.4	$17.7
EBITDA Margin %	0.8%	12.8%	4.6%	6.6%	8.3%	9.3%	9.4%	9.4%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to [Supplemental schedule - 2023 adjusting items provided for segment change.]

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Supplemental schedule - 2023 adjusting items provided for segment change

	Three months ended
	December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$1.8	$1.4	$(16.8)	$5.7	$22.9	$8.0	$6.4	$8.5	$(6.6)	$6.9	$12.5	$(3.5)
% of revenue	1.0%	0.8%		3.2%	12.8%		3.5%	4.6%		3.7%	6.6%
Restructuring, transaction and other costs	0.7	0.7	0.7	0.8	0.8	0.8	1.5	1.5	1.5	1.1	1.1	1.1
Transaction expenses	2.9	2.9	2.9	—	—	—	—	—	—	—	—	—
Inventory and other working capital adjustments	—	—	—	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	—	—	—
Loss (gain) on foreign exchange, net (2)	—	9.2	9.2	—	(8.2)	(8.2)	—	6.5	6.5	—	3.3	3.3
Stock-based compensation expense	—	1.2	—	—	1.2	—	—	1.3	—	—	0.8	—
As adjusted (1)	$5.4	$15.4	$(4.0)	$6.4	$16.6	$0.5	$7.5	$17.4	$1.0	$8.0	$17.7	$0.9
% of revenue	2.9%	8.3%		3.6%	9.3%		4.0%	9.4%		4.2%	9.4%

Diluted shares outstanding as reported			10.2			10.4			10.2			10.2
Diluted shares outstanding as adjusted			10.2			10.4			10.2			10.2

Diluted EPS - as reported			$(1.64)			$0.77			$(0.64)			$(0.34)
Diluted EPS - as adjusted			$(0.39)			$0.05			$0.10			$0.09

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.